GGP REPORTS SECOND QUARTER 2018 RESULTS

Chicago, Illinois, July 31, 2018 - GGP Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and six months ended June 30, 2018.

GAAP Operating Results

•
For the three months ended June 30, 2018, net income attributable to GGP was $93.6 million, or $0.10 per diluted share, as compared to $125.9 million, or $0.13 per diluted share, in the prior year period. For the six months ended June 30, 2018, net income attributable to GGP was $157.7 million, or $0.16 per diluted share, as compared to $233.0 million, or $0.25 per diluted share, in the prior year period.

•	Net income attributable to GGP decreased 25.6% from the prior year period due to a one-time gain on debt extinguishment in the prior year.

Company Operating Results1

•
For the three months ended June 30, 2018, Company Same Store Net Operating Income (“Company Same Store NOI”), was $573.9 million, as compared to $548.8 million in the prior year period, an increase of 4.6%. For the six months ended June 30,2018, Company Same Store NOI, was $1.13 billion, as compared to $1.11 billion in the prior year period, an increase of 1.6%.

•
For the three months ended June 30, 2018, Company Net Operating Income (“Company NOI”), as adjusted, was $579.0 million, as compared to $550.4 million in the prior year period, an increase of 5.2%. For the six months ended June 30, 2018, Company Net Operating Income (“Company NOI”), as adjusted, was $1.14 billion, as compared to $1.11 billion in the prior year period, an increase of 2.2%.[2]

•
For the three months ended June 30, 2018, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”), as adjusted, was $546.0 million, as compared to $506.6 million in the prior year period, an increase of 7.8%. For the six months ended June 30, 2018, Company Earnings Before Interest, Taxes, Depreciation and Amortization (“Company EBITDA”), as adjusted, was $1.07 billion, as compared to $1.03 billion in the prior year period, an increase of 3.5%.[2]

•
For the three months ended June 30, 2018, Company Funds From Operations (“Company FFO”) was $347.2 million, or $0.36 per diluted share, as compared to $334.7 million, or $0.35 per diluted share, in the prior year period. For the six months ended June 30, 2018, Company Funds From Operations (“Company FFO”) was $685.3 million, or $0.71 per diluted share, as compared to $680.9 million, or $0.71 per diluted share, in the prior year period.

Company Operating Metrics

•	Same Store occupied and leased percentages were 94.2% and 95.6% at quarter end, respectively.

•	Initial NOI weighted rental rates for signed leases that have commenced in the trailing twelve months on a suite-to-suite basis increased 12.3% when compared to the rental rate for expiring leases.

•	For the trailing twelve months, NOI weighted tenant sales per square foot (<10K sf) were $739, an increase of 4.2% over the prior year.

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1.
See “Non-GAAP Supplemental Financing Measures and Definitions” on page ER5 for a discussion of non-GAAP financial measures used in this release. This discussion includes the definitions of Proportionate or At Share Basis, Net Operating Income (“NOI”), Company NOI, Company Same Store NOI, Earnings Before Interest Expense, Income Tax, Depreciation and Amortization (“EBITDA”), Company EBITDA, Funds from Operations (“FFO”) and Company FFO, and a reconciliation of non-GAAP financial measures to GAAP financial measures.

2.	See Supplemental Information page 4 for items included as adjustments.

Management Commentary
For the three and six months ended June 30, 2018, Company FFO was $0.36 and $0.71 cents per share, respectively, in line with Company expectations. Total same store revenues increased 3.9% quarter to date and 1.9% year to date over the prior year period, with gains in permanent revenues and lease termination income. Same store expenses increased 2.1% quarter to date and 2.7% year to date compared to prior year period, due to an increase in real estate taxes partially offset by favorable property maintenance costs. The resulting Same Store NOI for the second quarter and year to date grew 4.6% and 1.6%, respectively. Company EBITDA, as adjusted, increased 7.8% for the second quarter and 3.5% year to date over prior year, due to increased management and financing fees, lower general and administrative and property management and other costs.

Demand for space remains strong with the Company executing or approving leases for 9.4 million square feet of space, which represents over 93% of its 2018 leasing goal. A few of the more notable leasing transactions include the addition of Ministry of Supply at Tyson’s Galleria in McLean, Virginia, Athleta in Fox River Mall in Appleton, Wisconsin, and Free People at Kenwood Town Center in Cincinnati, Ohio. On the dining and wellness fronts the Company welcomes Seasons 52 to Coronado Center in Albuquerque, New Mexico, Uncle Julio’s, Walrus Oyster, and the Ale House at The Mall in Columbia in Columbia, Maryland, and Orange Theory Fitness to Apache Mall in Rochester, Minnesota, Fox River Mall in Appleton, Wisconsin, The Maine Mall in South Portland, Maine, and Beachwood Place in Beachwood, Ohio.

We continue to see demand from online retailers to open brick and mortar stores. For example, four UNTUCKIT stores have opened at Kenwood Towne Center in Cincinnati, Ohio, The Streets at Southpoint in Durham, North Carolina, Oxmoor Center in Louisville, Kentucky, and The Shops at La Cantera in San Antonio, Texas. In addition, the first physical Adore Me opened at Staten Island Mall in Staten Island, New York. The Company is also pleased to announce that it has executed a lease for the high street retail space at 200 Lafayette in New York, New York.

Turning to our redevelopment and big box activity, since the opening of the Staten Island Mall expansion in April, Ulta and Shake Shack are among the tenants that have since opened, and there are several openings slated for the upcoming months, including Dave & Busters, AMC Theaters and the new food court. Ridgedale Mall in Minnetonka, Minnesota, continues to see momentum with leases executed with Lululemon, Old Navy and Xfinity. The Company continues to be successful in filling vacant boxes and converting them to entertainment uses. For example, Main Event has opened in the former Sears box at The Mall in Columbia in Columbia, Maryland, and Round One has opened in both the former Gordmans at Coronado Center in Albuquerque, New Mexico, and the former Sports Authority at The Maine Mall in South Portland, Maine.

Investment Activities
Development
The Company’s development and redevelopment activities total $1.5 billion, of which approximately $1.4 billion is under construction and $0.1 billion is in the pipeline. The SoNo Collection in Norwalk, Connecticut, development continues on plan toward its late 2019 grand opening.

Financing Activities
During the three months ended June 30, 2018, the Company obtained a $275 million fixed rate loan at 685 Fifth Avenue with a term to maturity of ten years and an interest rate of 4.53%. The loan replaces a floating rate loan of $340 million with an interest rate of LIBOR + 2.75% that matured on July 1, 2018.

Subsequent Events
Subsequent to quarter end, the Company obtained a $100 million fixed rate loan at Plaza Frontenac with a term to maturity of ten years and an interest rate of 4.43%. The loan replaces a fixed rate loan of $52 million with an interest rate of 3.04% that would have matured on October 1, 2018. In addition, the Company obtained a $550 million fixed rate loan at Christiana Mall with a term to maturity of ten years and an interest rate of 4.28%. The loan replaces a fixed rate loan of $225 million with an interest rate of 5.10% that would have matured on September 5, 2020. Finally, the Company obtained a $62 million fixed rate loan at The Woodlands Mall with a term to maturity of five years and an interest rate of 4.05%.

Dividends
The Board of Directors declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on October 1, 2018, to stockholders of record on September 17, 2018.

GGP Brookfield Shareholder Vote
As previously announced, we had reached an agreement with Brookfield Property Partners L.P. ("BPY"), pursuant to which, among other things, BPY will acquire all of our outstanding shares of common stock, other than those that BPY and its affiliates already own. The transactions provide for distribution and consideration per GGP share of up to $23.50 in cash or a choice of either one BPY limited partnership unit or one newly created BPY U.S. REIT share of Brookfield Property REIT Inc. ("BPR"), the successor to GGP, subject to proration in each case, based on aggregate cash amount of $9.25 billion. The BPR shares were structured with the intention of providing an economic return equivalent to BPY units, including identical distributions. BPR shareholders will have the right to exchange each BPR share for one BPY unit or the cash equivalent of one BPY unit at the election of BPY. On July 26, 2018, the company held a special meeting of its common stockholders. At the special meeting, holders of record of GGP common stock on June 22, 2018, the record date for the special meeting, voted upon and approved the transactions. The completion of the transactions remains subject to certain customary closing conditions. The company expects that the transactions will be completed by the end of August this year.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the U.S. Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the U.S Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at http://investor.ggp.com/ from time to time.

GGP Inc.
GGP Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.

Contact:
Kevin Berry
EVP Human Resources & Communications
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts in the column labeled "Noncontrolling Interests" were derived on a property-by-property basis by including the share attributable to noncontrolling interests in each line item from each individual property. The Company does not have legal claim to the noncontrolling interest of assets, liabilities, revenue, and expenses. The amount of cash each noncontrolling interest receives is based on the specific provisions of each operating agreement and varies depending on certain factors including the amount of capital contributed by each investor and whether any investors are entitled to preferential distributions. The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.

The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.
We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of full or partial acquisitions of properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.

EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.
Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) attributable to common stockholders and redeemable non-controlling common unit holders computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

GAAP FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	June 30, 2018	December 31, 2017

Assets:
Investment in real estate:
Land	$3,887,771	$4,013,874
Buildings and equipment	17,086,107	16,957,720
Less accumulated depreciation	(3,389,587)	(3,188,481)
Construction in progress	484,835	473,118
Net property and equipment	18,069,126	18,256,231
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,360,839	3,377,112
Net investment in real estate	21,429,965	21,633,343
Cash and cash equivalents	194,675	164,604
Accounts receivable, net	311,660	334,081
Notes receivable, net	351,422	417,558
Deferred expenses, net	281,570	284,512
Prepaid expenses and other assets	442,574	515,856
Assets held for disposition	120,732	—
Total assets	$23,132,598	$23,349,954
Liabilities:
Mortgages, notes and loans payable	$12,847,635	$12,832,459
Investment in Unconsolidated Real Estate Affiliates	22,400	21,393
Accounts payable and accrued expenses	878,526	919,432
Dividend payable	217,480	219,508
Deferred tax liabilities	2,245	2,428
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	100,711	—
Total liabilities	14,275,197	14,201,420
Redeemable noncontrolling interests:
Preferred	52,256	52,256
Common	171,083	195,870
Total redeemable noncontrolling interests	223,339	248,126
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,289,354	8,553,618
Noncontrolling interests in consolidated real estate affiliates	48,340	55,379
Noncontrolling interests related to Long-Term Incentive Plan Common Units	54,326	49,369
Total equity	8,634,062	8,900,408
Total liabilities, redeemable noncontrolling interests and equity	$23,132,598	$23,349,954

GAAP FINANCIAL STATEMENTS

Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues:
Minimum rents	$379,312	$349,205	$747,835	$698,218
Tenant recoveries	156,155	161,926	313,157	324,982
Overage rents	3,927	3,280	10,171	9,217
Management fees and other corporate revenues	26,030	20,847	51,795	48,990
Other	17,720	20,538	34,351	40,722
Total revenues	583,144	555,796	1,157,309	1,122,129
Expenses:
Real estate taxes	62,604	59,042	122,337	116,536
Property maintenance costs	10,976	10,724	25,690	25,699
Marketing	1,744	1,296	3,160	3,441
Other property operating costs	71,752	69,590	143,504	138,893
Provision for doubtful accounts	2,234	3,166	5,662	6,617
Property management and other costs	36,595	39,025	76,169	80,139
General and administrative	12,041	15,862	24,288	30,546
Provisions for impairment	—	—	38,379	—
Depreciation and amortization	173,642	174,298	359,035	344,596
Total expenses	371,588	373,003	798,224	746,467
Operating income	211,556	182,793	359,085	375,662
Interest and dividend income	9,518	17,452	18,667	35,388
Interest expense	(140,562)	(134,209)	(278,488)	(266,532)
Loss on foreign currency	—	(3,877)	—	(694)
Gain (loss) from changes in control of investment properties and other, net	—	(15,841)	12,664	(15,841)
Gain on extinguishment of debt	—	55,112	—	55,112
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates, and allocation to noncontrolling interests	80,512	101,430	111,928	183,095
Benefit from (provision for) income taxes	22	(3,844)	302	(8,354)
Equity in income of Unconsolidated Real Estate Affiliates	15,030	30,732	38,869	63,946
Unconsolidated Real Estate Affiliates - gain on investment	—	—	10,361	—
Net Income	95,564	128,318	161,460	238,687
Allocation to noncontrolling interests	(1,949)	(2,455)	(3,809)	(5,665)
Net income attributable to GGP	93,615	125,863	157,651	233,022
Preferred stock dividends	(3,984)	(3,984)	(7,968)	(7,968)
Net income attributable to common stockholders	$89,631	$121,879	$149,683	$225,054

Basic Earnings Per Share	$0.09	$0.14	$0.16	$0.25
Diluted Earnings Per Share	$0.09	$0.13	$0.16	$0.24

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$211,556	$182,793	$359,085	$375,662
Loss (gain) on sales of investment properties	40	83	23	(1,128)
Depreciation and amortization	173,642	174,298	359,035	344,596
Provision for impairment	—	—	38,379	—
General and administrative	12,041	15,862	24,288	30,546
Property management and other costs	36,595	39,025	76,169	80,139
Management fees and other corporate revenues	(26,030)	(20,847)	(51,795)	(48,990)
Consolidated Properties	407,844	391,214	805,184	780,825
Noncontrolling interest in NOI of Consolidated Properties	(4,982)	(5,102)	(10,219)	(10,822)
NOI of sold interests	(2)	(4,903)	(225)	(10,381)
Unconsolidated Properties	172,144	175,836	342,545	361,930
Proportionate NOI	575,004	557,045	1,137,285	1,121,552
Company adjustments:
Minimum rents	3,734	3,453	2,860	11,612
Real estate taxes	1,490	1,491	2,979	2,979
Property operating expenses	769	789	1,537	1,576
Company NOI	580,997	562,778	1,144,661	1,137,719
Less Company Non-Same Store NOI	7,145	13,956	17,996	29,043
Company Same Store NOI	$573,852	$548,822	$1,126,665	$1,108,676
Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$93,615	$125,863	$157,651	$233,022
Allocation to noncontrolling interests	1,949	2,455	3,809	5,665
Loss (gain) on sales of investment properties	40	83	23	(1,128)
Gain on extinguishment of debt	—	(55,112)	—	(55,112)
Loss (gains) from changes in control of investment properties and other	—	15,841	(12,664)	15,841
Unconsolidated Real Estate Affiliates - gain on investment	—	—	(10,361)	—
Equity in income of Unconsolidated Real Estate Affiliates	(15,030)	(30,732)	(38,869)	(63,946)
Provision for impairment	—	—	38,378	—
(Benefit from) provision for income taxes	(22)	3,844	(302)	8,354
Gain on foreign currency	—	3,877	—	694
Interest expense	140,562	134,209	278,488	266,532
Interest and dividend income	(9,518)	(17,452)	(18,667)	(35,388)
Depreciation and amortization	173,642	174,298	359,035	344,596
Consolidated Properties	385,238	357,174	756,521	719,130
Noncontrolling interest in EBITDA of Consolidated Properties	(4,783)	(4,904)	(9,820)	(10,397)
EBITDA of sold interests	—	(4,815)	(196)	(10,209)
Unconsolidated Properties	160,686	165,784	319,684	342,405
Proportionate EBITDA	541,141	513,239	1,066,189	1,040,929
Company adjustments:
Minimum rents	3,734	3,453	2,860	11,612
Real estate taxes	1,490	1,491	2,979	2,979
Property operating costs	769	789	1,537	1,576
General and administrative	$889	$—	$1,401	$—
Company EBITDA	$548,023	$518,972	$1,074,966	$1,057,096

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$93,615	$125,863	$157,651	$233,022
Redeemable noncontrolling interests	1,008	975	1,702	1,805
Provision for impairment excluded from FFO	—	—	38,379	—
Noncontrolling interests in depreciation of Consolidated Properties	(2,135)	(2,008)	(4,331)	(4,783)
Loss (gain) on sales of investment properties	40	83	23	(1,128)
Preferred stock dividends	(3,984)	(3,984)	(7,968)	(7,968)
Loss (gain) from changes in control of investment properties and other	—	15,841	(12,664)	15,841
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	169,297	169,867	341,133	335,844
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	83,856	74,566	155,922	148,559
FFO	341,697	381,203	669,847	721,192
Company adjustments:
Minimum rents	3,734	3,453	2,860	11,612
Real estate taxes	1,490	1,491	2,979	2,979
Property operating expenses	769	789	1,537	1,576
General and administrative	889	—	1,401	—
Depreciation on non-income producing assets	—	—	9,408	—
Investment income, net	(205)	(205)	(409)	(409)
Market rate adjustments	(1,172)	(1,122)	(2,327)	(2,331)
Loss on foreign currency	—	3,877	—	694
FFO from sold interests	—	(54,769)	(15)	(54,379)
Company FFO	$347,202	$334,717	$685,281	$680,934

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.10	$0.13	$0.16	$0.24
Preferred stock dividends	(0.01)	—	—	(0.01)
Net income attributable to common stockholders per diluted share	0.09	0.13	0.16	0.23
Redeemable noncontrolling interests	—	—	(0.01)	—
Provision for impairment excluded from FFO	—	—	0.04	—
Noncontrolling interests in depreciation of Consolidated Properties	—	—	—	(0.01)
Gains from changes in control of investment properties and other	—	0.02	—	0.02
Depreciation and amortization of capitalized real estate costs	0.26	0.25	0.51	0.52
FFO per diluted share	0.35	0.40	0.70	0.76
Company adjustments:
Minimum rents	0.01	—	0.01	0.01
FFO from sold interests	—	(0.05)	—	(0.06)
Company FFO per diluted share	$0.36	$0.35	$0.71	$0.71